UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2014, our Board of Directors appointed Brian T. Gladden as our Executive Vice President and Chief Financial Officer, effective December 1, 2014, with Mr. Gladden commencing employment on October 13, 2014 (the “Hire Date”). Mr. Gladden will replace David A. Brearton, who will cease to be our Chief Financial Officer, effective December 1, 2014. Beginning December 1, 2014, Mr. Brearton will assume a new role as Executive Vice President, Strategic Initiatives that focuses primarily on the establishment and launch of our joint venture with D.E Master Blender 1753 to form Jacobs Douwe Egberts.

Mr. Gladden, age 49, most recently served as Senior Vice President and Chief Financial Officer of Dell Inc., a provider of technology products and services, from June 2008 until February 2014.

In connection with Mr. Gladden’s appointment as Executive Vice President and Chief Financial Officer, our Human Resources and Compensation Committee approved Mr. Gladden’s compensation, effective as of the Hire Date. The terms of Mr. Gladden’s compensation are as follows: annual base salary of $900,000; target annual incentive of 100% of annual base salary; target annual long-term incentive plan grant of 200% of annual base salary; and target annual equity grant ranging between $1,450,000 and $4,350,000 depending on individual performance (provided that for 2015 only, Mr. Gladden will receive an annual equity grant with a target grant value of at least $2,900,000). In addition, as an incentive to join the company, our Human Resources and Compensation Committee approved one-time equity grants to Mr. Gladden with an aggregate grant value of $4,500,000, to be granted on the Hire Date, and a one-time cash award of $500,000 payable within 60 days of the Hire Date subject to full repayment upon any termination of employment within three years of the Hire Date (except for an involuntary termination without cause or separation due to death or disability). The aggregate grant value of the equity grants will be divided equally between stock options (50%) and performance shares (50%). The stock options will vest 33%, 33% and 34% annually over a three-year period from the Hire Date. The performance shares will vest and be subject to similar terms and conditions as the performance share grants to be made under our 2015-2017 long-term incentive plan. Additionally, Mr. Gladden will be eligible for the standard benefits and perquisites provided to our executives at a similar level. Mr. Gladden has agreed to certain restrictive covenants, including that he will not compete with us or solicit our customers or employees during active employment and for twelve months following the termination of his employment for any reason.

Mr. Gladden was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Gladden has no family relationships with any of our directors or executive officers. There have been no related party transactions between Mondelēz International, Inc. and Mr. Gladden reportable under Item 404(a) of Regulation S-K.

A copy of our press release, dated October 9, 2014, announcing the transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on October 8, 2014, our Board of Directors appointed Luca Zaramella as our Senior Vice President and Corporate Controller, our principal accounting officer, effective December 1, 2014. Kim Harris Jones, who has been our principal accounting officer since November 2009, will continue to serve as our Senior Vice President and Corporate Controller until the effective date of Mr. Zaramella’s appointment. Ms. Harris Jones will retire from Mondelēz International, Inc. in early 2015.

Mr. Zaramella, age 45, has been our Senior Vice President, Finance, Europe since August 2011. Prior to that, he served as Vice President Business Controlling, Europe from March 2010 to August 2011. From April 2009 to March 2010, he was Group Controller of Ferrero International, a confectionery company.

There were no material changes to Mr. Zaramella’s compensation arrangements relating to his promotion to Senior Vice President, Corporate Controller. Mr. Zaramella was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Zaramella has no family relationships with any of our directors or executive officers. There have been no related party transactions between Mondelēz International, Inc. and Mr. Zaramella reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Offer of Employment Letter, between Mondelēz Global LLC and Brian T. Gladden, dated September 26, 2014.

99.1	Mondelēz International, Inc. Press Release, dated October 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: October 9, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer of Employment Letter, between Mondelēz Global LLC and Brian T. Gladden, dated September 26, 2014.

99.1	Mondelēz International, Inc. Press Release, dated October 9, 2014.